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                            O'MELVENY & MYERS LLP
                               CITICORP CENTER
                             153 EAST 53RD STREET
                        NEW YORK, NEW YORK 10022-4611
                           TELEPHONE (212) 326-2000
                           FACSIMILE (212) 326-2061
                             INTERNET: www.omm.com

September 29, 1998                                             OUR FILE NUMBER
                                                                   646,581-067
                                                                NY1-0633287.01

PaineWebber Mortgage Acceptance Corporation V
1285 Avenue of the Americas
New York, New York 10019

      Re: Mortgage Pass-Through Certificates
         -----------------------------------------------

Ladies and Gentlemen:

   We have acted as special counsel to PaineWebber Mortgage Acceptance Corporation V (the "Depositor") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1993, as amended (the "Act"). The Prospectus describes Mortgage Pass-Through Certificates ("Certificates") to be sold by the Depositor in one of more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), filed as an exhibit to the Depositor's Registration Statement on Form S-3 (File No. 33-73856), is incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

   In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the forms of Prospectus Supplements constituting a part thereof, each substantially in the form filed with the Commission; (2) the form of Pooling and Servicing Agreement incorporated by reference as an exhibit to the Registration Statement, and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set
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O'MELVENY & MYERS LLP

PaineWebber Mortgage Acceptance Corporation V, September 29, 1998 -Page 2

forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

   We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal income tax laws of the United States of America.

   Based on and subject to the foregoing, we are of the opinion that:

        1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

        2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

        3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax

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O'MELVENY & MYERS LLP

PaineWebber Mortgage Acceptance Corporation V, September 29, 1998 -Page 3

       consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein.

   We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.
                                          Very truly yours,

                                          /s/ O'Melveny & Myers LLP
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                                              O'Melveny & Myers LLP